                                                                    EXHIBIT 10.5



WILLOW OFFICE CENTRE
525 EAST BIG BEAVER
TROY, MICHIGAN


BY AND BETWEEN.

BIG BEAVER / KILMER ASSOCIATES, L.L.C.
A Michigan Limited Liability Company
AND

TENANT:

SYNTEL, INC.
Fed. Tax ID#:

NOTICE:
The submission of this document for examination does not constitute an option or offer to lease space in the Building. This document shall have no binding effect on the parties unless executed by the Landlord and the executed copy is delivered to the Tenant.



WILLOW OFFICE CENTRE LEASE AGREEMENT

THIS LEASE, made this 24th day of October, 2001, between Big Beaver / Kilmer Associates, L.L.C. whose address is 525 E. Big Beaver Rd., Suite 100 Troy, MI 48083 ("Landlord")

and

Syntel, Inc., whose address is, 2800 Livernois Road, Suite 400, Troy, Michigan 48083. (248) 619-2800 ("Tenant").

WITNESSETH:

LEASED PREMISES

1. (a) Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant premises situated in the City of Troy, Oakland County, Michigan, more particularly described as Suite 300, containing approximately 14,597.28 rentable square feet, which is agreed to be approximately 38.4% of the total rentable area of the building, located on the Third floor of the office building at 525 E. Big Beaver Road, Troy, Michigan (the "Building"), as shown on the floor plan attached hereto as Exhibit "A" (the Leased Premises) and completed in accordance with Exhibit "D" (Landlord Improvements), together with the right to use the parking and common facilities which may be furnished by Landlord, in common with Landlord, Tenants and occupants (their agents, employees, customers and invitees) of the building in which the Leased Premises are located. Landlord expressly reserve the right to build an additional structure or structures on the parking areas presently surrounding the demised premises, subject to furnishing sufficient parking as required through parking structures or otherwise. Tenant hereby agrees not to interfere with such construction in any manner whatsoever, and waives any claim for damages during said period of construction, or as a result thereof, Landlord shall have the right to make reasonable rules and regulations governing the use of the parking and common facilities.

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TERM

2. The term of this Lease shall be for a period of Sixty Two (62) months commencing on the date that Landlord delivers the Premises to Tenant in the condition required hereby. So long as this lease is fully executed by October 25, 2001, Landlord agrees to make it's best efforts to deliver the premises to Tenant by January 15, 2002. In the event Landlord is unable to deliver the Leased Premises on the commencement date because the Leased Premises are not then ready for occupancy, Landlord shall not be liable to Tenant for any reimbursement of Tenant's hold over expenses until March 15,2002. From March 15, 2002 until April 15, 2002, Landlord shall be liable to Tenant for a partial reimbursement in the amount of $250.00 for each day Landlord is delayed in delivery of the premises. If Landlord has not delivered the premises to Tenant by April 15, 2002, Landlord shall be liable for a partial reimbursement of Tenant's hold-over expenses in the amount of $500.00 for each day until Landlord is able to deliver the premises to Tenant. The above dates are predicated upon this lease being fully executed by October 25, 2001. In the event that the Lease Agreement is not fully executed or delayed for any reason whatsoever, the dates for Landlord's contribution towards Tenant's hold-over expenses shall extend for the same amount of days that the from October 25, 2001 to the date of full execution of this Lease. As a result of Landlord's delay in delivering the Leased Premises, and the commencement date of this Lease shall be postponed (and the expiration date correspondingly extended) until such time as the Leased Premises are ready for Tenant's occupancy. Notwithstanding any provisions of this paragraph, in the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations (including the issuance of any permits), riots, insurrection, war or other reason of a like nature not the fault of the Landlord delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Prior to delivery of possession, Tenant may, with Landlord's prior written consent, be permitted to install fixtures and other equipment, provided such installation does not interfere with construction work or the occupancy of any other person. It is agreed by Tenant that Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to any fixtures or other equipment so installed or left on the Leased Premises.


RENT

3. (a) Tenant shall pay the Landlord as base rent for the Leased Premises during the term of the Lease the following amounts payable in advance, in equal monthly installments, upon the first day of each and every month; provided, however, that if the lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the renal for such first or last fractional month shall be such proportion of the monthly rental as the number of days in such fractional month bears to the total number of days in the calendar month; and provided further that if Tenant shall open for business prior to the commencement date, Tenant shall pay Landlord rental at the rate specified in this Paragraph 3 (a) upon a monthly basis and prorate for any fractional month.







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
Period                        $/ S.F.                    Annual                     Monthly
-----------------------------------------------------------------------------------------------
Months 1-2                    $0.00                      $0.00                      $0.00

Months 3-62                   $22.00                     $321,140.00                $26,761.67


Third months base rent is due upon Tenant's execution of this Lease and delivery to Landlord.

(b) "Lease Year" shall be a calendar year consisting of twelve (12) consecutive monthly periods commencing on the commencement date of this Lease.

(c) Tenant shall pay rental increases commencing on the second anniversary of the Lease. Each of these annual increases is set fourth in Paragraph 3 (a) hereof.

(d) In addition to the base rent, provided for in this section, tenant shall pay, all as additional rent, other amounts as and when hereinafter provided in this Lease. All rent due under this Lease shall be payable to Landlord, without further notice or demand and without deduction or set-off.

(e) No Accord or Satisfaction - No payment by Lessee, or receipt or acceptance by Lessor, of a lesser amount than the correct Base Rent and/or Additional Rent shall be deemed to be anything other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Lessor may accept such payment without prejudice to it's right to recover the balance due or pursue any other remedy in this Lease or at law.

(f) Tenant's covenant to pay rent is declared to be independent of every other covenant in this Lease. In the event Landlord shall fail to timely receive and collect any rent payment within (5) days of the due date, and administrative late fee in the amount of 3% of the currently due payment that shall accrue and be payable in addition to the unpaid rental obligation independent of any other remedy available under this Lease or as a matter of law. This fee the parties agree is not a penalty but a fee calculated to endeavor to reimburse Landlord for staff time and expense generally incurred and needed to address, delinquent payment issues.


USE AND OCCUPANCY

4. (a) During the continuation of this Lease, the Leased Premises shall be used and occupied for office and incidental office purposes, and for no other purpose. Tenant shall not use the Leased Premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the Leased Premises or the building in which the Leased Premises are located, or any of the common areas in or around the Building, or be a nuisance, disturbance or menace to the other tenants of the building. Tenant shall not commit any act which is a waste, or which may increase the cost of public liability insurance for the building or which is otherwise in contravention of insurance underwriting regulations. Tenant, at its sole cost and expense, shall comply with any directive of any governmental authority which shall impose any duty upon Tenant or Landlord with respect to the Lease Premises or the use or occupation thereof, by reason of the Tenant's occupancy or use of the Leased Premises. Upon breach of any of the terms of this paragraph, Landlord



                                      102
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shall have the right to terminate this Lease if breach is not cured within 10 days of written notice of breach and re-enter and repossess the Leased Premises.

 (b) During the continuance of this Lease Agreement, Landlord agrees to reserve for Tenant Four (4) covered parking spaces located under the North end of the building. Landlord agrees to allow Tenant to use these spaces at no additional charge during the Lease term. Landlord agrees to post "reserved" signs at these spaces. Tenant further understands that if in the future Landlord expands the Office Building into the area that currently houses the covered parking, Tenant shall no longer have any rights to these covered parking spaces.

(c) Tenant shall furnish to Landlord upon request a ratification letter addressed to Landlord stating: That the Tenant has accepted the demised premises and floor plans, and setting forth the Commencement and Expiration Dates of the Lease, if the mortgagee of the Building shall request.

UTILITIES AND SERVICES

5. (a) Landlord shall furnish to the Leased Premises Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 4:00 p.m. (and from 8:00 a.m. to 1 :00 p.m. on Saturdays in the common areas of the building) during normal business days such amounts of air conditioning, heating and ventilation as may be reasonably necessary. Subject to the following, Landlord shall at all times furnish the Leased Premises with passenger elevator service and reasonable amounts of electric current for normal lighting of Landlord's common area building standard overhead fluorescent and incandescent fixtures and electrical equipment, and shall furnish the common areas of the building with water for lavatory and drinking purposes. Landlord shall provide janitorial service as per attached schedule Exhibit "B", provided, however, that Tenant shall pay for any additional janitorial services required by reason for the cleaning of Ten ant's suite. Landlord shall replace only the fluorescent bulbs as required. Landlord shall not be liable for any interruption in or failure of such services or utilities when such failure is caused by accidents, strikes, lockouts, mechanical difficulties or for interruptions in connection with the making of repairs or improvements to the Leased Premises or the building in which the Leased Premises are located, or governmental water, energy or other conservation program, or any other causes beyond Landlord's control. No such failure shall entitle Tenant to any damages, relieve Tenant of the obligation to pay full rent reserved herein or constitute or be construed as a constructive or partial eviction of Tenant.

(b) If Tenant shall require water in excess of that which Landlord is obligated to furnish under Paragraph 5 (a) above, Tenant shall first obtain the consent of Landlord (which Landlord may refuse) to the use thereof, and Tenant shall install a separate water meter(s) at Tenant's sole cost 10 measure the consumption of water to Tenant's suite. The ongoing cost of maintenance and repair thereof shall be paid for by Tenant and Tenant shall reimburse Landlord promptly upon demand therefor by Landlord for the consumption as shown by said meter(s), at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of said consumption. At the time Landlord constructs Tenant's premises, Landlord shall install an electric meter(s) to the Lease premises to measure the consumption of electric in Tenant's suite. The cost to purchase such meter and of installation shall be paid by Landlord. The ongoing cost of maintenance and repair thereof shall be paid for by Tenant and Tenant shall reimburse Landlord promptly upon demand therefor by Landlord for the consumption as shown by said meter(s) at the rates charged for such services by the local public utility furnishing the same.




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(c) Landlord does not warrant that any of the services provided by Landlord under the terms of this Lease will be free from interruption caused by repairs, improvements, alterations, acts of God, strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies, or other cause or causes beyond the reasonable control of Landlord.


REPAIRS

6. Landlord shall make all necessary repairs and replacements to the building in which the Leased Premises are located, and to the common areas, heating, air conditioning and electrical systems located therein, and Landlord shall also make all repairs to the Leased Premises which are structural ill nature or required due to fire, casualty, or other act of God; provided, however, that Tenant shall be obligated to make all repairs and replacements in its Leased Premises or to the building and/or the common area arising from its act, neglect or default. Except as provided above, Tenant shall keep the Leased Premises in good repair, and Tenant shall, upon expiration of the term of this Lease, yield and deliver up the Leased Premises in like condition as when taken, reasonable use and wear thereof and repairs required to be made by Landlord excepted. Tenant shall commit no act of waste. and shall conform to all governmental or departmental laws. orders or regulations. In the event the Landlord shall deem It necessary, or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the leased premise or of the building in which the Leased Premises are located (unless the same result from Tenant's act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch, and should the making of such repairs. alterations or Improvements cause any Interference with Tenant's use of the Leased Premises, such interference shall not relieve Tenant from the performance of its obligations hereunder.


ALTERATIONS

7. Tenant shall not make any alterations, additions or improvements to the Leased Premises (whether or not the same may be structural in nature) without Landlord's prior written consent which will not be unreasonably withheld and then only at times and by contractors or mechanics approved by Landlord. All alterations, additions or improvements made by either party hereto to the Leased Premises, except movable office furniture and moveable equipment installed at Tenant's expense, shall become the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the term hereof and all property remaining in the Leased Premises after the last day of the term of this Lease shall conclusively be deemed abandoned by Tenant or may be removed and stored by Landlord, at Tenant's cost. Notwithstanding the above, Landlord may by written notice to Tenant, given thirty (30) days prior to the end or the Lease term, require Tenant to remove, at its sole cost and expense, all or any part of such alterations and repair any damage caused by such installation or removal. Notwithstanding the forgoing, Tenant shall be allowed to make non-material alterations, additions, or improvements to the demised premises without Landlord's consent. Such alterations, additions, or improvements shall be at Tenant's sole expense. For the purpose of this paragraph, the term of "non-material" shall mean any alteration, addition, or improvement which does not affect the structure of the building (including its building systems) or the demise premises and which costs less than Five Thousand ($5,000.00) dollars.







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MECHANICS LIENS

8. Tenant shall keep the Leased Premises and the building free from any mechanics' liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, and reimburse Landlord promptly. upon demand therefor by Landlord for costs of suit and reasonable attorney's fees incurred by Landlord in connection with any such claim or actions.


ASSIGNMENT OR SUBLEASE

9. (a) Tenant shall not assign or transfer this Lease or hypothecate or mortgage the same or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, the same not being unreasonably withheld. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent shall be a default hereunder by giving Landlord the right to terminate this Lease and to re-enter and repossess the Leased Premises or to pursue any other remedies herein provided.

(b) Tenant desires at any time to assign this Lease or to sublet the Leased Premises, or any portion thereof, it shall first give Landlord written notice, such notice containing (a) the name and nature of business or the proposed subtenant or assignee; (b) the terms and provisions of the proposed sublease or assignment: and (c) such financial information as Landlord may reasonably request concerning the proposed subtenant. Tenant shall provide Landlord with any additional information regarding the proposed subtenant or assignee, which Landlord shall reasonably request.

(c) No consent by Landlord to any assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. The consent by Landlord to any assignment or sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or sublease. Any assignment or sublease which is not in compliance with this Article shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent by Landlord from a proposed assignee or sub lessee shall not be deemed a waiver of any provision of this Lease, nor shall it be deemed a consent, nor shall it constitute a release of Tenant from any obligation under this Lease.

(d) Tenants remedies against Landlord for a violation of this paragraph 9 shall be restricted to a declaratory judgment and an injunction for the relief sought (i.e., no money damages).

(e) In respect to any subletting permitted hereunder, Tenant agrees that the sublease will provide that if there be any termination whatever of the within Lease, then the subtenant at the request of the Landlord will attorn to the Landlord and the sublease shall continue in effect with the Landlord, but the Landlord shall be bound to the subtenant in such circumstance only by privity of estate.

(f) Each assignee or subtenant, shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease; provided, however, that the assignee or sub lessee shall be liable to Landlord for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an


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instrument in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this paragraph, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.


INSURANCE

10. Tenant shall indemnify and hold Landlord harmless from any liability for damages to any person or property in, on or about the Leased Premises arising from Tenant's negligence or willful misconduct, and Tenant shall procure and keep in effect during the term hereof public liability and property damage insurance protecting Landlord and Tenant, and naming Landlord as an additional insured, having minimum limits of liability of Five Hundred Thousand Dollars ($500,000) for damages, resulting to one person, One Million Dollars ($1,000,000) for damages resulting from one casualty and Five Hundred Thousand Dollars ($500,000) for property damage resulting from anyone occurrence, or One Million Dollars ($1,000,000) combined single limit. Tenant shall deliver policies of such insurance or certificates thereof to Landlord, and in the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor. Tenant's insurance shall include coverage for sprinkler leakage and water damage.


DAMAGE TO PREMISES

11. In the event the Leased Premises are damaged or destroyed in whole or in part by fire or any other cause during the term hereof, Landlord shall, at its own cost and expense, repair and restore the same to tenantable condition with reasonable dispatch, and the rent herein provided for shall abate entirely in case the entire Leased Premises are untenantable and pro rata for the portion rendered untenantable, in the event of partial untenability, until such time as the Leased Premises are restored to tenantable condition. In no event shall rent abate if the damage results from the fault of Tenant, its agents, visitors or employees. Landlord shall not be required to repair or restore fixtures or improvements of Tenant above building standard. Tenant shall be solely responsible for insuring the contents of the Leased Premises.

If the Leased Premises cannot be restored to tenantable condition within a period of Ninety (90) days, either party shall have the right to terminate this Lease upon written notice to the other and any rent paid for any period in advance of the date of such damage and destruction shall be refunded to Tenant. If the Leased Premises are damaged due to fire or other casualty, Tenant shall at its own cost and expense remove such of its furniture and other belongings from the Leased Premises as Landlord shall require in order to repair and restore the Leased Premises. Landlord and Tenant shall use their best efforts to reasonably judge (in good faith) as to the extent of the untenability of the Leased Premises and of the time required for the repair and restoration of the same. In the event the building in which the Leased Premises are located is destroyed to the extent of more than one-half of the then value thereof; either party shall have the right to terminate this Lease upon written notice to the other, in which any event any rent paid In advance of the date of such destruction shall be refunded to Tenant. Landlord and Tenant each release the other from any liability resulting from damage by fire or any other peril covered by extended coverage insurance or additional perils with mutual waiver of subrogation normally available in the State of Michigan irrespective of the cause therefor.







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EMINENT DOMAIN

12. If the whole or any substantial part of the Leased Premises or the building in which the Leased Premises are located shall be taken by any public authority under the power eminent domain, then the term of the Lease shall cease on the part so taken on the date possession of that part shall be required for public or quasi public use. Any rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall make all necessary repairs to the Leased Premises and the building in which they are located to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Leased Premises not taken under the power of eminent domain under the same terms and conditions as are herein provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the Leased Premises so taken. All damages awarded for any taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of fixtures, or moving expenses.


RULES AND REGULATIONS

13. The rules and regulations set forth and attached as Exhibit "C" hereto, together with such other reasonable rules and regulations Landlord shall make from time to time which are uniform applicability to all Tenants of the Building of which the Leased Premises are a part and of which Tenant shall have received notice, shall be binding upon Tenant and are hereby made a part of this Lease. Any breach thereof shall be a default hereunder.


ADDITIONAL CHARGES FOR OPERATING EXPENSES AND TAXES

14. For purposes of this Article 14, the following terms shall have the meanings hereinafter set forth: (1) "Tax Year" shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's share of Excess Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

(2) "Base Tax Year" shall refer to the summer and winter tax bills with the due date of July, 2002 and December, 2002, respectively.

(3) "Current Tax Year" shall mean each Tax Year during the term after the Base Tax Year.

(4), "Tenant's Share" shall mean approximately 38.4% of the entire cost. In the event that either the rentable area of the Leased Premises or the total rentable area of the office space of the Building is changed, Tenant's share will be appropriately adjusted proportionately, and as to the Tax Year or Expense Year (as said term is hereinafter defined) when such change occurs. For purposes of' this Article 14, Tenant's Share shall determine on the basis of the number of days during such Tax Year and Expense Year at each such percentage.



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(5) "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Building or any personal property of Landlord (or Landlord's predecessor) used in the operation thereof; or Landlord's interest in the Building or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, general and special assessments, charges, fees or assessments for transit, zoning, police, fire or other governmental services or purported benefits of the Building, service payment in lieu of taxes, and any tax, fee or exercise on the act of entering into this Lease or an)' other lease of space In the Building, or on the use or occupancy of the Building or any part thereof'; or on the rent payable under any lease or In connection with the business of renting space in the Building, that are now or hereafter assessed against Landlord by the United States of America, the State of Michigan, or any political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, In whole or In part, any other taxes. Real Estate Taxes shall not Include franchise, transfer inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, In whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings in contest, determine or reduce Real Estate Taxes.

(6) "Applicable Taxes" with respect to any Tax Year shall mean 100% of the Real Estate Taxes for iJlO+1 which bills have been rendered for such Tax Year.

(7) "Expenses" shall mean the total cost and expenses paid or incurred by Landlord (or Landlord's' predecessor) in connection with the management, operation, insuring, maintenance and repair of the office space and the office common area of the Building, including, without limitation, (i) the cost of air conditioning, electricity, steam, heating, mechanical ventilating, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of repairs and general maintenance cleaning, (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance, (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits, (v) the cost of any capital improvements made by the Building after completion of its construction as a labor-saving device or to affect other economies of the operation or maintenance of the Building or made to the Building after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate often percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, and (vi) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building. The computation of Expenses shall be made in accordance with generally accepted accounting principles.

(8) "Expense Year" shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event or any such change, Tenant's Shore of Excess Expense (as



                                      108
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hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change. .&*1\

(9) "Base Expense Year" shall mean calendar year 2002 to the extent Tenant shall not be in the leased premises for a full 12 months in 2002, Tenant expenses for 2002, Tenant expenses for 2002 shall be annualized.

(10) "Current Expense Year" shall mean each Expense Year during the term after the Base Expense Year.

(11) Tenant shall be entitled at any reasonable time during regular business hours, after giving at lease seventy-two (72) hours prior written notice, to inspect Landlord's books and records (at the site of their location) relating to Tenants proportionate share of Operating Costs or Common Area Costs to determine the accuracy of such amounts billed to Tenant by Landlord for the last calendar year immediately preceding the year during which such notice is given. Landlord shall provide copies of such books and records if requested by Tenant. If such inspection discloses a liability for Tenant's proportionate share of Operating Costs or Common Area Expenses which is less than the amount which Landlord billed to Tenant, Landlord shall promptly refund to Tenant all amounts in excess of the amount for which Tenant is actually liable ("Refund Amount") as disclosed by the inspection.


14.1 Tenant shall pay to Landlord as additional rent under the Lease, Tenant's Share of the Excess amount by which the Real Estate Taxes in the Current Tax Year exceed the Real Estate Taxes for the Base Tax Year. Landlord shall furnish to Tenant a statement ("Landlord's Tax Statement") which shall set forth in reasonable detail the Real Estate Taxes for the Base Tax Year and the Current Tax Year and the amount of the Tenant's Share of the Excess Real Estate Taxes, if any. Tenant shall pay the Tenant's Share within 15 days of receipt of Landlord's Tax Statement

Landlord may, in its discretion, bill Tenant 1/12 of the Tenant's Share of the Excess of Real Estate Taxes ("Monthly Tax Estimate") for the Current Tax Year on or before the first day of each month of the Current Tax Year which Monthly Tax Estimate shall be considered as additional rent and paid with Tenant's monthly rent. This Monthly Tax Estimate may be estimated by Landlord, and Landlord shall have the right to revise the Monthly Tax Estimate from time to time. The Landlord's Tax Statement shall reconcile the Monthly Tax Estimate with the actual excess Real Estate Taxes. If the amount paid by Tenant is less than the Tenant's Share of the Excess Real Estate Taxes, Tenant shall pay the balance due within 15 days of receipt of Landlord's Tax Statement. If the amount paid by Tenant is greater than the Tenant's Share of the Excess Real Estate Taxes, such amount shall be credited against the next installment(s) of the Monthly Tax Estimate due to Landlord hereunder.


14.2 Tenant shall pay to Landlord as additional rent under the Lease, Tenant's Share of the Excess amount by which the Expenses in the Current Expense Year exceed the Expenses for the Base Expense Year. Landlord shall furnish to Tenant a .J statement ("Landlord's Expense Statement") which shall set forth in reasonable detail the Expenses for the Base Expense Y ear !J ~,v and the Current Expense Year and the amount of the Tenant's Share of the Excess Expenses, if any. Tenant shall pay the Tenant's Share within 15 days of receipt of Landlord's Expense Statement.

Landlord may, in its discretion, bill Tenant 1/12 of the Tenant's Share of the Excess of Expenses ("Monthly Expense Estimate") for the Current Expense Year on or before the first day of each month of the Current Expense Year which Monthly Expense Estimate shall be considered as additional rent and paid with Tenant's monthly rent. This Monthly



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

Expense Estimate may be estimated by Landlord, and Landlord shall have the right to revise the Monthly Expense Estimate from time to time. The Landlord's Expense Statement shall reconcile the Monthly Expense Estimate with the actual excess Expenses. If the amount paid by Tenant is less than the Tenant's Share of the excess Expenses, Tenant shall pay the balance due within 15 days of receipt of Landlord's Expense Statement. If the amount paid by Tenant is greater than the Tenant's Share of the Excess Expenses, such amount shall be credited against the next installment(s) of the Monthly Expense Estimate due to Landlord hereunder.


14.3 Tenant shall pay to Landlord as additional rent under the Lease, Tenant's monthly electric charges for it's suite, which shall be separately metered and billed directly by the electric provider if possible. In the event that a separate meter sub- meter is required, Landlord shall install such, and Tenant shall only be responsible to pay for such electric at the same rate is billed by the electric provider.


14.4 If the Commencement Date shall occur on a date other than the first day of the Tax Year and/or the Expense Year, Tenant's Share of Excess Real Estate Taxes and Expenses, if any, for the Tax Year and/or Expense Year in which the Commencement Date occurs shall be in the proportion that the number of days from and including the Commencement Date to and including the last date of the Tax Year and/or Expense Year in which Commencement Date occurs bears to 365. Similarly, if the Expiration Date shall occur on a date other than the last day of the Tax Year and/or Expense Year, Tenant's Share of Excess Real Estate Taxes and Expenses, if any, for the Tax Year and/or Expense Year in which the Expiration Date occurs shall be in the proportion that the number of days from and including the first date of the Tax Year and/or Current Expense Year in which the Expiration Date bears to 365.


QUIET ENJOYMENT

15. Landlord warrants that Tenant, upon paying the rents provided herewith, and performing each and every covenant hereof, shall hold, occupy and enjoy the Leased Premises throughout the term peacefully and quietly, free from molestation by Landlord. Landlord shall not, during the term of this Lease, in any manner interfere with, or disturb, the quiet enjoyment and use by the Tenant under this Lease, of the demised premises or of any floor or space therein, for any purposes permitted under the "Use" clause of this Lease.


SUBORDINATION AND NON-DISTURBANCE

16. This Lease shall be subject to and subordinate at all times to the lien of any mortgage(s) now or hereafter placed upon Landlord's interest in the Leased Premises and on the land and buildings of which the Leased Premises are a part or upon any buildings hereafter placed upon the land of which the Leased Premises are a part; provided, however, no default by Landlord under any such mortgage(s) shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. This clause shall be self-operative and no further instrument of subordination will be required.

Tenant shall promptly execute any subordination, non-disturbance and attornment agreement and any certificate in confirmation of such subordination that Landlord may request, without expense to Landlord.



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

Upon failure of Tenant to do so, Tenant hereby irrevocably appoints Landlord the attorney-in-fact to execute and deliver any such instrument or instruments for and in the name of Tenant.


LEASE SUBORDINATION

17. This Lease and the rights of Tenant hereto shall be expressly subject and subordinate at all times to any underlying lease of any underlying fee now or hereafter made upon the fee including all amendments, renewals, modifications, consolidations, replacements and extensions of said underlying Lease. Tenant shall execute any certificate in confirmation of such subordination that Landlord may request without expense to Landlord. In the event of the termination of the ground lease by the Ground Lessor, Lessee herein agrees that if requested by the Ground Lessor so to do, Lessee herein will attorn to said Ground Lessor (Fee Owner) upon the termination of the Ground Lease.


ESTOPPEL CERTIFICATES

18. Tenant shall at any time and from time to time upon not less than five (5) days prior notice by Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified and slating the modifications), and the dates to which the rent and other charges have been paid and stating whether or not to the best knowledge of Tenant, Landlord is in default hereunder, and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee and/or the Building or any mortgage ground lessor or other like encumbrance thereof or any assignee of any such encumbrance upon the Building.


NON-LIABILITY

19. Landlord shall not be responsible or liable to Tenant and Tenant shall not be responsible or liable to Landlord for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Building of which the Leased Premises are a part or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Leased Premises not caused by Landlord's negligence. In the event of any sale or transfer (including any transfer by operation of law) of the Leased Premises, Landlord (and any subsequent owner of the Leased Premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease except such obligations and liabilities under this Lease which shall have arisen during Landlord's (or such subsequent owner's) respective period of ownership, provided that the transferee assumes in writing all of the obligations of the Landlord under this Lease.


LIABILITY OF LANDLORD

20. If Landlord shall fail to perform any covenant, term or condition of this lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levy thereon against the right, Title and interest of Landlord in the office building as the same may then be encumbered and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. It is understood that in no event shall



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

Tenant have any right to levy execution against any property of Landlord other than Its interest In the office building as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord's right, Title, and interest in the office building, Landlord shall be released from all liability and obligations hereunder.


NONWAIVER

21. One or more waivers of provision by Landlord shall not be construed as a waiver of a subsequent breach of the same provision, and the consent of approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.


BANKRUPTCY

22. (a) In the event the estate created hereby shall be taken in execution or by the other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

(b) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the "use" as provided in Paragraph 4 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court: and (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises an amount not less than the rent and other charges due pursuant to this Lease: and (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter: and (iv) to give Landlord at lease forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease: and (v) to give at least thirty (30) days prior written notice or any abandonment of the Leased Premises; any such abandonment to be denied a rejection of this Lease: and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy
Code: and (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above: and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

(c) No default of this Lease by Tenant, either prior to or subsequent to the filing o( such a petition, shall he . deemed to have been waived unless expressly done so in writing by Landlord.

(d) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor the event of assumption and/or assignment are the following: (i) the cure of any monetary



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

defaults and the reimbursement of pecuniary loss within not more than thirty
(30) clays of assumption and/or assignment: and (ii) the deposit of an additional sum equal to three (3) month's rent to be held pursuant to the terms of the Security Deposit provisions of this Lease: and (iii) the use of the Leased Premises as set forth in Paragraph 4 of this Lease and the quality, quantity and/or lines of merchandise of any goods or services provided are unchanged; and (iv) the payment of any sums which may then be due or which may thereafter become due pursuant to the provisions of Paragraph 3 of this Lease; and (v) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it is of such a character as to conduct its business in a manner consistent with the Tenants of a first class office building and shall operate a like establishment out of the Leased Premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease: and (vi) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security: and (vii) the Leased Premises, at all times, remains a single office and no physical changes any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this Lease and
(viii) entry of an order by the Bankruptcy Court segregating sufficient cash payable to Landlord and/or the grant by the Trustee or Debtor-In-Possession of a valid and perfected first lien and security interest and/or mortgage in property of Tenant, or Debtor-In-Possession acceptable as to value and kind to Landlord to secure obligations set out above.


REMEDIES OF LANDLORD

23. (a) In the event Tenant shall fail to pay the rent reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within seven (7) days after receipt of such notice. Landlord shall, in addition to its other remedies provided by law, have the remedies set forth in subparagraph (c) below.

(b) If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent, Landlord shall give Tenant written notice of such default (except that no notice need be given in case of emergency) and if Tenant shall fail to cure such default within ten (10) days after receipt of such notice, or if the default is of such a character as to require more than ten (10) days to cure, then if Tenant shall fail within said ten (10) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including subparagraph (a) above and shall be paid by Tenant with the next monthly installment of rent. Any such amounts expended by Landlord to cure Tenant's default shall bear interest at the rate of twelve (12%) percent per annum.

(c) If any rent shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time provided in subparagraph (a) and (b) above, or, if the Leased Premises are abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right to re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease without waiving its right to damages, or from time to time, without terminating this Lease, relet the Leased Premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. In reletting, Landlord may grant rent concessions and Tenant may not have the benefit thereof, Tenant shall be responsible to, and the avails of such reletting shall be applied: first to the payment of any indebtedness of

Tenant to Landlord other than rent due hereunder, including all costs of any reasonable alterations, commissions for reletting the Leased Premises. advertising and repairs to the Leased Premises; third to the payment of rent due and unpaid hereunder plus interest at the legal rate, and the cost and expense of performance of the other covenants of Tenant; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder, Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant agrees to pay such deficiency to Landlord within five (5) days of notice of the amount due, No such reletting shall constitute a surrender of acceptance of such, not be deemed evidence thereof.

(d) In the event it shall become necessary for either party to employ an attorney to enforce any of its rights under this Lease, or to collect any sums due to it under this Lease or to remedy the breach of any covenants of this Lease by the other party, if such party prevails in its efforts, the other party shall pay to such party such reasonable fees as shall be charged by such party's attorneys for such services, whether or not suit is commenced. The losing party's obligations shall also include such fees and costs incurred at all trial and appellate levels and post judgement proceedings. The losing party's obligations shall also include all other costs and expenses of any such suit, any appeal thereof, and all post judgement proceedings.

(e) All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights allowed by law.


HOLDING OVER

24. In the event Tenant holds over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, at 150% of the rent that Tenant is paying during the last month of the term of this Lease, Such tenancy shall be subject to the other terms and conditions of this Lease. This paragraph is not to be construed as consent by Landlord to holding over, and Landlord reserves the right to demand possession of the Leased Premises.


ENTIRE AGREEMENT

25. This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect, This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.


NOTICES

26. Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at his last known post office address, or at the Leased Premises, and deposited in the mail, ordinary, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addressed to the last known post office address of Landlord and deposited in the mail, certified or registered mail with postage prepaid.
Tenant agrees to send to Landlord's first Mortgagee a duplicate copy of any notice sent to Landlord under this Lease, provided Landlord sends Tenant written notice of the name and address of said first Mortgagee, Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.



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

SUCCESSORS

27. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.


PREVENTING REMOTE VESTING

28. Notwithstanding any other provisions of the Lease, if the term of this Lease shall not commence within six (6) months after Landlord has received a permit to construct the premises from Troy Building Department, then this Lease shall be deemed canceled and terminated without the necessity of any notice or act by Landlord or Tenant. Landlord further agrees to make its best efforts to attempt to complete the construction of the premises and deliver the same to Tenant as soon as possible. It is understood and agreed that the provisions of the preceding sentence are intended to prevent this Lease from becoming unenforceable by reason of claim that, without such provisions. this lease might violate the rule against Perpetuities. and such provisions shall not operate so as to relieve Landlord or Tenant from performing and observing their respective obligations which are to be performed or observed prior to the expiration of said period, Notwithstanding any provisions of this paragraph, in the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations (including the issuance of any permits), riots, insurrection, war or other reason of a like nature not the fault of the Landlord delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.


AUTHORIZATION

29. Each individual executing this Lease on behalf of a corporation represents and warrants that the proper authority to do so by the Board of Directors of such corporation has been given.


FINANCIAL STATEMENTS

30. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.


NO OPTION

31. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this instrument becomes effective as a Lease upon the signing of the same by the appropriate representatives of the named Landlord and Tenant and the delivery hereof by Landlord to Tenant after all such signatures have subscribed hereto. This lease is subject to being approved as to from and substance by Landlord or its duly authorized agent.




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BROKERS

32. The following real estate brokers have participated in this transaction on behalf of the parties, as follows: Friedman. All brokerage commissions due as a result of this listed broker shall be paid by Landlord. In the event any broker, other than those listed herein, shall make a claim for a fee or commission due as a result of this transaction, it shall be paid solely by the party who retained such broker.



HAZARDOUS SUBSTANCES

33. (a) The term "hazardous substance(s)" as used in the Lease, is defined as follows: Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger for damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic; and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof: and (iii) those substances which are identified as hazardous substances by any federal, state or local law, rule or regulation.

(b) Tenant represents and warrants to Landlord that at all times during the term of this Lease and any extensions or renewals thereof Tenant shall: (i) promptly comply at Tenant's own cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present of hazardous substances in or about the Leased Premises; (ii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in the Lease, a copy of any forms, submissions, notices, reports, or other written documentation (Communications) relating to the presence of any hazardous substance in or about the Leased Premises, whether such Communications are delivered to Tenant or are requested of Tenant by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof; and (iii) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Leased Premises for the presence of any hazardous substance, at any time deemed reasonable by Landlord, without prior notice to Tenant. Tenant shall indemnify and hold Landlord, its agents, and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorney's fees incurred by Landlord as a result of Tenant's failure or delay in properly complying with such law, order, rule, regulation, certificate of occupancy or other requirement referred to in this section or any adverse effect which results from the presence of any hazardous substance in or about the Leased Premises, whether Tenant or Tenant's agent, employees, contractors or any other person claiming under Tenant, with or without Tenant's consent has caused, either intentionally or unintentionally, the presence of such hazardous substance. If any action or proceeding is brought against Landlord, its agent: or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnification of Landlord by Tenant shall survive the termination of the Lease.



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

(c) Compliance by Tenant with any provision of this Lease shall not be deemed a waiver of any other provision hereof. Without limiting the foregoing, Landlord's consent to the presence of any hazardous substance shall not relieve Tenant of its indemnity obligations under the terms of this Lease.


CABLING

34. INTENTIONALLY DELETED


AMERICAN DISABILITIES ACT

35. Landlord warrants to Tenant that it shall comply, as may be required, with the provisions of the Americans with Disabilities Act (1990) ("ADA") which may apply to the Building, and any similar state or local legislation which may govern, with regard to the construction, condition, or use of the common areas of the Building including restrooms in Tenant's leased premises. Tenant warrants to Landlord that it shall at all times comply with the provisions of ADA and any similar state or local legislation with regard to the construction, condition, use and occupation of the Leased Premises (except for the initial improvements to the Leased Premises, if any, constructed by Landlord). Landlord and Tenant shall each indemnify and hold the other party harmless from and against any and all claims, actions, losses, costs and expenses, including reasonable attorneys fees, which are claimed against or sustained by said party based upon a breach of the obligation of the other party hereunder.


SECURITY DEPOSIT

36. INTENTIONALLY DELETED


LANDLORD IMPROVEMENTS

37. Landlord agrees at its sole expense to construct certain improvements (the "Landlord's Improvements") on the Leased Premises in accordance with the plans and specifications which have been prepared by Landlord and Tenant as constituting the plans and specifications which are attached hereto as Exhibit E and made apart hereof. Landlord agrees to commence construction of Tenant improvements within S days after the date of this Lease and after the issuance of the building permit and thereafter to proceed with diligence to complete said improvements in accordance with said plans and specifications as soon as reasonably possible, and, in any event, not later than six (6) months thereafter as referenced in Paragraph 28 above.


LANDLORD'S WORK

38. Landlord agrees to provide and complete, as its sole cost and expense and prior to delivery of the Premises to Tenant, the following: Landlord agrees to construct for the Tenant the area designated as the Premises on Exhibit 'A'. Landlord shall prepare at his sole cost and expense plans and specifications (the "Plans") for the site work at the building, and improvements comprising the building and Landlord's Work. Landlord's work shall be completed substantially in accordance with the Plans. Landlord's Work shall be done at Landlord's sole cost and expense. Landlord's work shall be completed in accordance with all applicable governing codes, in a good and workmanlike manner, utilizing first quality new materials. The extent that certain portions of the Landlord's work have already been completed, Landlord's obligations shall be deemed satisfied, provided:



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


1. All improvements are in good condition and are in compliance with all existing code requirements.

2. All electrical and mechanical systems shall be in good working- order at the time of "Delivery' and Landlord warrants same for a period of at least one year or more if specified.

A. BUILDING SHELL: Building Shell to include, but not be limited to:

1. Complete structural system, columns, beams and/or rafters exposed construction determined by the approved plans and specifications of the project Architect and/or Structural Engineer. Complete site improvements as needed for occupancy. Exterior Walls completed as set forth in the approved plans and specifications. Concrete floors, and common areas as required. Base Electrical service, H.V.A.C. fire protection system.

TENANT'S WORK:
The Tenant's Work shall consist of the items described in the Plans of the Tenant's work. Landlord hereby grants Tenant a license to enter upon the Premises upon which the Tenant's work will be constructed for the purpose of constructing said Tenant's Work which license shall be for the period between the date this Lease is executed by both parties and the Commencement Date. All of the terms, covenants, and conditions set forth in the Lease shall apply to this license.

1. CONSTRUCTION: Tenant will execute a contract for the construction of the Tenant's work ('Construction Contract') with a licensed contractor ('Contractor).

2. COMPLETION SCHEDULE: Tenant shall cause the construction of the Tenant's work to be undertaken promptly and shall cause the construction thereof to be diligently and continuously performed in a good and workmanlike manner, without liens, substantially according to the plans and specifications approved by Landlord and otherwise in accordance with the Lease and applicable law.

3. COMPLIANCE: Tenant shall construct the Tenant's Work substantially in accordance with the final Plans for Tenant's Work, in accordance with all the applicable ordinances and statutes, and in accordance with the requirements of all regulating authorities, and any rating or inspection, organization, bureau, association, or office having jurisdiction.

4. COSTS OF CONSTRUCTING THE TENANT'S WORK: Shall be at the sole expense of Tenant.

5. CONSTRUCTION MATERIALS~ Tenant warrants to Landlord and Landlord warrants to Tenant that all materials used in the construction of the Landlord's Work and Tenant's Work respectively shall be new and shall not contain asbestos.

6. WORKMANLIKE QUALITY: Tenant and landlord hereby warrants to each other that all Landlord's Work and Tenant's Work shall be undertaken and completed by skilled laborers in workmanlike manner.

7. INSPECTION: During the course of construction, Tenant and Contractor shall give any representative of Landlord access to, and permit such representative to inspect the Tenant's Work and all materials to be used in the construction thereof, all at such times and as often as Landlord may reasonably request, provided however, that Landlord shall have no obligation to make any such inspections nor any responsibility to Tenant or any person, firm or corporation for any deficiency in construction or variance from the plans and specifications which may be revealed by any such inspection, whether or not discovered by Landlord.



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

8. FORCE MAJEURE: In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations (including the issuance of any permits), riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.


TENANT TO INDEMNIFY

39. INTENTIONALLY DELETED


REPAIRS AND ALTERATIONS

40. (a) (1) Except for Landlord's obligations under paragraphs 5 and 6 hereof, Tenant further covenants and agrees that he will, at his own expense, during the continuation of the is Lease, keep the Premises and every part thereof, including all electrical, heating, cooling and plumbing systems, in as good repair as when tendered by Landlord at the inception of the tenancy and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable use and wear thereof and damage by the elements excepted. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord's prior written consent to the plans and specifications therefor subject to the terms of Paragraph 5 (C) above. Such plans and specifications shall be professionally prepared by Tenant and delivered to Landlord not later than fifteen (15) days following the day of Landlord's execution of the Lease. Landlord's position with respect to the same, including approval shall be stated to Tenant in writing, whereupon Tenant's work shall be completed by Tenant in accordance with the plans and specifications as so approved by Landlord at Tenant in writing, whereupon Tenant's work shall be completed by Tenant in accordance with the plans and specifications as so approved by Landlord at Tenant's sole cost, using reputable contractors and materials complying at all times with the code and regulations of the governmental agencies have jurisdiction over the property. Tenant shall promptly pay for all work including labor and materials such that no lien or encumbrance shall attach. If any lien shall attach, the same shall constitute a breach of this Lease. Notwithstanding for foregoing in the event a construction lien is made against the Premises or Tenant's interest therein as a result of any work undertaken by Tenant or as a result of any alterations or repairs made by Tenant or any other act of Ten ant, Tenant shall, within seven (7) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security therefor. In the event Tenant shall fail to discharge any such lien, Landlord shall have the right but not the obligation to procure such discharge by filing such bond in addition to Landlord's other remedies and Tenant shall reimburse the cost of such bond to Landlord upon demand. Ass alterations, additions or improvements made by either of the parties hereto upon the Premises, except movable office furniture and trade fixtures put in at the expense of Tenant, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises at the termination of the lease, without molestation or injury.

(2) Upon the Expiration Date or sooner termination of the Lease Term, Tenant shall quit and surrender the Premises, broom-clean, in good order, condition and repair as Tenant is required to maintain the same through the Lease Term, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions,



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lighting fixtures, apparatus, equipment and decorations at any time made or installed in, upon or to the interior or exterior of the Premises, except Tenants freestanding removable personal property. All items of Tenants personal property that remain at the Premises after the Expiration Date shall thereupon become the property of Landlord without any claim by Tenant therefor, but the surrender of such property to Landlord shall not be deemed to be a payment of rent in lieu of any Fixed Rent or Additional Rent reserved hereunder. If Tenant shall fail to remove any of Tenants Personal Property, said Property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expense, incurred by Landlord therefor. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all resulting from the delay by Tenant in so surrendering the same, including, without limitation any claims made by any succeeding occupant founded on such delay.

(b) Tenant is prohibited from erecting or installing any exterior or interior window or door signs or advertising media or window door lettering, or placards without the previous written consent of Landlord. Tenant is prohibited from using advertising media that shall be deemed objectionable to Landlord or other tenants, such as loud speakers, phonographs or radio broadcasts in a manner to be heard outside of the Premises. Tenant is prohibited from installing any exterior decorations or painting, or building any fences or making any changes to the building front without the prior written consent of Landlord. Tenant shall promptly pay for all work including labor and materials such that no lien or encumbrance shall attach. If any lien shall attach, the same shall constitute a breach of this Lease. Notwithstanding the foregoing in the event a construction lien is amide against the Premises or Tenant's interest therein as a result of any work undertaken by Tenant or as a result of any alterations or repairs made by Tenant or any other act of Tenant, tenant shall, within seven
(7) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security therefor. In the event Tenant shall fail to discharge any such lien, Landlord shall have the right but not the obligation to procure such discharge by filing such bond in addition to Landlord's other remedies and Tenant shall reimburse the cost of such bond to Landlord upon demand.

(c) No electric wires, telegraphs, call boxes or other electric apparatus shall be installed in the Premises except on the prior written approval of Landlord; and if such written approval is obtained from Landlord, the installation shall be under the direct supervision of Landlord. Any such installation that may be made by Tenant, notwithstanding the same being a default under this Lease, shall be removable by Landlord at the expense of Tenant.

(d) Tenant agrees that if the Premises consists of only a part of a structure owned or controlled by Landlord, Landlord may enter the Premises at reasonable times and install or repair pipes, wires and other appliances or make any repairs deemed by Landlord essential to the use and occupancy of other parts of Landlord's building.


TENANT CONSTRUCTION

41. Tenant shall not make any improvements without Landlords prior written consent, which consent shall not be unreasonably withheld, subject to the terms of Paragraph 5 above. Tenants improvements shall include all work required to be done in preparing the Premises so that it may be opened for business to the public, as well as all alterations, decorations, installations, additions or improvements to the premises to occur, after the Commencement of this Lease. All such tenants



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

improvements shall be done at Tenants sole cost and expense, and shall comply with all applicable governmental rules and regulations, shall be done only by licensed contractors, subcontractors and mechanics in writing in advance approved by Landlord, which approval shall not be unreasonably satisfaction, and shall be done in a first-class manner to assure Landlords reasonable satisfaction, and shall be done in manner which will assure labor harmony at the site. As a condition precedent to Landlords consent to the making of Tenant of such Tenants improvements to the premises, Tenant agrees that it shall be obligated to obtain and deliver to Landlord upon completion of the work written and unconditional full waivers of mechanics liens against the real property in which the premises are located. for all work. labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, material and laborers who became involved in such work. Notwithstanding the foregoing, if any mechanics lien is filled against the Premises or the building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within twenty (20) days thereafter, at Tenants expense, by filling the bond required by law, or payment or otherwise. Landlord shall not be liable for any failure of any building, facilities or services caused by alterations, installations, and/or additions by Tenant, and Tenant shall promptly correct any such failure. In the event Tenant shall not promptly correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such cost due Landlord shall be deemed additional rent even though not rent and shall be paid by Tenant promptly upon being billed therefor. In addition to the obligations provided in Paragraph (19) hereof, Tenant agrees to perform the following work on the Premises, at its sole cost and expense, which work shall be commenced immediately upon Landlord delivering possession of the Premises to Tenant subject to Tenants compliance with the requirements of the immediately preceding paragraph:

A). Any and all improvements necessary for Tenant to open for business, other than those improvements specifically outlined in Exhibit D of this Lease Agreement. (which improvements in Exhibit D will be performed by Landlord, at its sole cost and expenses)

Tenant shall promptly pay for all work including labor and materials such that no lien or encumbrance shall attach. During any period of construction by Tenant hereunder, Tenant shall maintain insurance in such amounts and forms as Landlord or Landlord's mortgagee may require in its sole but reasonable discretion. If any lien shall attach, the same shall constitute a breach of this Lease. Notwithstanding the foregoing in the event a construction lien is made against the Premises or Tenant's interest therein as a result of any work undertaken by Tenant or as a result of any alterations or repairs made by Tenant or any other act of Tenant, Tenant shall, within seven (7) days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security therefor. In the event Tenant shall fail to discharge any such lien, Landlord shall have the right but not the obligation to procure such discharge by filing such bond in addition to Landlord's other remedies and Tenant shall reimburse the cost of such bond to Landlord upon demand.


BUILDING SIGNAGE

42. Only {Tenant shall be allowed to place on the South exterior elevation of the Office Building, (I) backlighted sign which shall have the word "SYNTEL" in individual or script type dimensional letters. The size, (which shall not exceed 60 s.f.) character and design of this sign shall require the advance approval of the Landlord and it's decision shall be final. All cost associated with this sign shall be the sole responsibility of the Tenant. Tenant further agrees that Tenant will,



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

after vacating it's !eased space, promptly remove it's sign and make any and all required repairs to Landlord's building. Tenant understands that the sign must comply with the City of Troy's applicable ordinances, and that the Landlord has obtained a sign permit through Commercial Signs, Inc. and Tenant may be required to negotiate to have it's sign installed by Commercial Signs, Inc., if their pricing is reasonable and competitive.



IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written

                                     Landlord:
                                     BIG BEAVER/KILMER ASSOCIATES, L.L.C.

                                     By:  /s/ Joseph Perazza
                                          ------------------
                                          Joseph Perazza
                                     Its:  Manager


                                     By:   /s/ Harvey Weiss
                                          ----------------
                                          Harvey Weiss
                                     Its:  Manager


Tenant:
WITNESS                              SYNTEL INC.
Mary Boldt                           By:  /s/ Daniel Moore
Byron S. Collier                          ----------------
                                          Daniel Moore
                                     Its: Chief Administrative
                                          Officer




















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
EXHIBIT "A"

[FLOOR PLAN]



EXHIBIT "B"


DAILY JANITORIAL SERVICE   PROVIDED  BY LANDLORD
(Monday thru Friday)

1.   Empty all wastebaskets.

2.   Remove waste paper and refuse to refuse area and dump.

3.   Vacuum traffic lanes and open carpet areas.

4.   Dust-mop with treated mop all resilient tile floors

5.   Vacuum lobby and hallways.

6. Clean and disinfect all toilets, urinals, and wash basins, including toilet seats.

7.   Clean mirrors and metal plumbing fixtures.

8.   Spot-wash toilet stall partitions.

9.   Mop rest room and kitchen floors with disinfectant solution.

10.  Replenish (from Landlord's stock) all toilet tissue, soap and paper towels.

11.  Dust elevator cab walls and wipe clean to remove fingerprints and smudges.

12.  Vacuum elevator carpeting.

13.  Police stairways; pick up paper scraps, etc.

14.  Vacuum main entrance floor mats.

15.  Clean drinking fountains.

16.  Sweep entire service area.

17.  Clean around outside of Building at main entrance.

18.  Spot-clean directory board.

19.  Clean all janitor closets, hang up cleaning tools, rinse mops and buckets.















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EXHIBIT "C" RULES AND REGULATIONS

A. No sign, picture, lettering, notice or advertisement of any kind shall be painted on or displayed on or from the windows, doors, roof, inside or outside walls, or corridors of the Building in which the Leased Premises are located, other than Tenant's name and logo, which must be approved in writing by Landlord. All of Tenant's interior sign painting or lettering shall be done by painters approved by Landlord, and the cost thereof shall be paid by Tenant. The sidewalks, entrances, passages, corridors and all public parts of the Building shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress to and from the premises.

B. Vending machines will not be permitted to be installed by anyone but the Landlord. If vending machines are installed in any area other than that provided for by the Landlord, they will be installed by the same company that the Landlord has under contract and under the same terms and conditions of said contract between the Landlord and the vending machine company. Not withstanding the foregoing, Tenant shall be permitted to install vending machines within Tenant's leased premises for the exclusive use of Tenant only.

C. No electric, telephone or other wires for any purpose shall be brought into the Leased Premises without Landlord's written permission specifying the manner in which same may be done. Boring, cutting or stringing of wires shall not be done without Landlord's prior written permission. Tenant shall not disturb or interfere with the electric light fixtures and all work upon or alterations to the same shall be done by persons authorized by Landlord.

D. Water closets and other toilet fixtures shall not be used for any purpose other than that for which the same is intended, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant. No person shall waste water by interfering or tampering with the faucets or otherwise.

E. No person shall disturb the occupants of this or adjoining buildings or premises by the use of radios, television sets, loudspeakers, musical instruments, or by making loud or disturbing noises, or vibrations, or by permitting unusual or objectionable odors to escape from the premises.

F. No bicycle or other vehicle, and no dog, except for those required for handicap assistance, or other animal shall be allowed in offices, halls, corridors, or elsewhere in the Building.

G. All safes, equipment, furniture or other heavy articles shall be carried in or out only at such time and in such manner as shall be prescribed by Landlord, and must be scheduled by Tenant at least twenty-four (24) hours prior to the anticipated moving date. All office equipment and furniture must be moved via stairways. Not withstanding the foregoing, during the initial move into the building, Landlord will permit Tenant to use the elevator for such. However, Tenant and it's moving company shall be responsible for any and all damage done to the elevator and common areas of the building, including but not limited to, granite floors, elevator walls & doors, stairwells etc. Prior to allowing the use of the elevator and lobby, the moving company shall provide Landlord with a certificate of insurance naming Landlord as additional insured. If items are not to be moved during normal business hours Tenant shall pay additional costs incurred by Landlord for security guards and other expenses arising by reason of such move. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe conditions from arising. Tenant shall be responsible for any damage to the Building or the property of its tenants or others and injuries sustained by any person resulting from



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the use or moving of such articles in or out of the Leased Premises and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

H. No additional locks or bolts shall be placed on any door in the Building without Landlord's prior written permission nor shall any locks be changed from the building standards. A reasonable number of keys will be furnished by Landlord and Tenant shall not make or permit any duplicate keys to be made. In the event of loss of keys furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the locks if Landlord shall deem it necessary. Tenant shall deliver to Landlord all keys furnished upon the termination of this tenancy. Landlord also agrees to install a key lock device in the elevator at Landlord's expense that will allow Tenant to lock access to the 3rd floor

I. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business on Leased Premises or use oil burning fluid, camphene or gasoline for heating or lighting or for any other purpose. No article deemed extra hazardous on account of fire or other dangerous properties, or any explosive, shall be brought into the Leased Premises. This prohibits the use of hot plates (cooking) and only approved electric percolators shall be permitted.

J. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

K. Smoking is strictly prohibited within the building or within 250 feet of the exterior walls.

L. Landlord shall have the right to enter upon the Leased Premises at all reasonable hours (and at any time in case of emergency) for the purpose of inspecting the same, or the making of repairs therein. Tenant shall have no claim nor cause of action against Landlord as a result thereof should Tenant have changed locks without Landlord's prior written consent, or done any other act to prevent Landlord from easily gaining access to the premises. Tenant shall be obligated to reimburse Landlord for any damages caused during such emergency entry, and such monies shall be deemed additional rental.

M. Wherever the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, servants and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants and visitors.

N. Landlord shall have the right to enter the Leased Premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective Tenants within the sixty (60) day period prior to the expiration of this Lease, and may place signs advertising the Leased Premises for rent on the windows and doors of the premises at any time within said sixty (60) day period.

O. Rent shall be due and payable on the first day of each month throughout the term and option term if any, of the Lease. If Tenant shall fail to pay its rent to Landlord by the 5th day of each month, Tenant shall pay a late charge of $250.00 for administrative expenses incurred as a result of Tenant's late payment. These late charges will be due as additional rent and shall be paid on the first day of the next month together with Tenant's regular monthly rent payment. Payment of a late charge shall not excuse or cure any default, nor prevent Landlord from exercising any other rights or remedies.






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P. If Tenant makes any payment to Landlord by a check which is returned to
Landlord's bank due to insufficient or uncollected funds in Tenant's account, Tenant agrees to promptly pay Landlord the sum of $100.00 per check as a service charge. This service charge will be due as additional rent and shall be paid on the first day of the next month together with Tenant's regular monthly rent payment. In addition, Tenant will provide Landlord with a replacement check in the form of a certified check, cashier's check, or money order. All future rent payments to be made by Tenant during the Lease term shall be made by certified check, cashier's check, or money order.

Q. Landlord reserves the right to exclude from the Building at all times other than the reasonable hours of generally recognized business days determined by Landlord all persons who do not present a pass to the Building furnished by Landlord. Landlord shall furnish passes to persons for whom any Tenant requests the same on his letterhead. Each Tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Tenant further agrees to abide by and cooperate with any other security procedures Landlord may establish.

R. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of' Landlord, is intoxicated, or under the influence, or who shall in any manner do any act in breach of the peace or in violation of any of the Rules and Regulations of the Building.






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